Exhibit 99.1

AXION SOLUTIONS INC. SERVICE AGREEMENT

AXION SOLUTIONS INC.

SERVICES AGREEMENT

FOR EARL SCHEIB, INC.

This Services Agreement (the “Agreement”) is between AXION SOLUTIONS INC. with its principal place of business at 30 Corporate Park, Suite 400 Irvine, CA 92606 (AXION) and Earl Scheib, Inc. with its principal place of business at 15206 Ventura Boulevard, Suite 200, Sherman Oaks, CA 91403 herein referred to as (CUSTOMER).  The provisions of this Agreement shall apply to Services provided to Customer, in the United States, under this Agreement.  When completed and executed by both parties, this Services Agreement shall evidence the Services to be provided and Customer’s payment obligation for same.

1.              Definitions

“Services” shall mean work performed by AXION for Customer pursuant to services agreed to by the parties, under this Agreement, included herein as “Exhibit A”.  AXION will not provide any additional services unless agreed to in writing by Customer.

2.              Charges, Payments, and Taxes

2.1       Fees For Services

Unless otherwise expressly specified in the Exhibit A of this Agreement, Services shall be billed weekly. All onsite consulting services are scheduled, performed and billed for a minimum of eight (8) hours per day;  unless otherwise mutually agreed to in advance.  Additional work after 8 hours shall be billed on the consultant’s hourly rate. Axion shall confirm all schedules and / or notify Customer of any changes thereof no later than 7 calendar days prior to the service date. Any changes made by Customer to the confirmed scheduled service date within 7 calendar days to the service date, shall be billed at the full daily rate, including any non-refundable expenses incurred on behalf of the scheduled service.  Any additional services requested will be at AXION’s current rate, when the Services are performed.  AXION will not provide any additional services unless agreed to in writing by Customer.

2.2       Invoicing and Payment

This is a Time and Materials contract based on the scope defined in Exhibit A.

AXION’S payment terms are as follows:

25% non-refundable payment at contract signing, which will be credited to their account and applied against any outstanding invoices.

Hourly Rate and Weekly Payment Schedule defined in Exhibit A.

Incidental expenses listed in Section 2.3 will be billed weekly.  AXION TERMS ARE NET 30 DAYS FROM INVOICE DATE. Past due balances bear interest at the rate of 1% per month (12% per annum) until paid in full.

2.3       Incidental Expenses

Customer shall reimburse AXION for reasonable travel, administrative, communication and out-of-pocket expenses incurred in conjunction with the Services.

A.           Air Travel: flight class shall be Coach. Any upgrades will be at Axion’s expense.

B.             Mileage Rate shall be at the then-current standard IRS Mileage Rates.
C.             Consultant travel time charges shall not exceed two (2) hours per day, regardless of actual travel time.

2.4       Taxes

The charges do not include taxes.  If AXION is required to pay any federal, state or local taxes based on the Services provided under this Agreement, other than Income taxes, the taxes shall be billed to and paid by Customer.

3.              Term and Termination

3.1       Term

This Agreement shall commence on its Effective Date and shall remain in effect until terminated in accordance with this Article 3.2. The Rate Schedule incorporated in Exhibit A shall be in effect for a period of 12 months from Effective Date of this Agreement.

3.2       Termination of Agreement

Either party may terminate this Agreement at any time by providing the other party with 30 days written notice.

3.3       Termination for Breach

A party may terminate this Agreement if the other party is in material breach of the Agreement and has not cured the breach within thirty (30) days of written notice specifying the breach.  Consent to extend the cure

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period shall not be unreasonably withheld, so long as the breaching party has commenced cure during the thirty day notice period and pursues cure of the breach in good faith.

3.4       Effect of Termination

Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall termination relieve Customer of its obligation to pay all charges that accrued prior to such termination.  The parties’ rights and obligations under Articles 2, 3, 4, 5 and 6 shall survive termination of this Agreement.

4.  Infringement, Warranty, and Remedy

4.1       Warranty and Disclaimers

A.         AXION warrants that the Services will be performed consistent with generally accepted industry standards.  Customer must report any deficiencies in the Services to AXION in writing within thirty (30) days of performance of the Services in order to receive warranty remedies.

B.           The warranty herein is exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantabilty and fitness for a particular purpose.

C.           Axion Solution’s warranty is for Axion Solutions services provided in support of manufacturer’s documented functionality.  Services required to correct defects or deficiencies in the software are not the responsibility of Axion Solutions.   Please refer to software manufacturer’s warranty.

D.          If any claim of infringement or misappropriation of Intellectual Property Rights is made by any third party against Customer with respect to Services, Customer will promptly notify Axion, and Axion will defend, indemnify and hold Customer harmless against any and all damages, losses, liabilities and expenses, including reasonable attorneys’ fees and costs of litigation, arising out of or resulting therefrom, whether or not the claim ultimately is successful.

4.2       Exclusive Remedy

For any breach of the above warranty, Customer’s exclusive remedy, and AXION’s entire liability, shall be the re-performance of the Services.  If AXION is unable to re-perform the Services as warranted, Customer shall be entitled to recover the fees paid to AXION for the deficient Services.

5.              Cooperation

5.1         Administration

Customer acknowledges that the timely provision of and access to office accommodations, telephone, fax, system access, facilities, equipment, assistance, cooperation, complete and accurate information and data from its officers, agents, and employees, and suitably configured computer products  are essential to performance of any Services and that AXION’s liability to complete any Services is dependent upon same.  If the relevant requirement(s), project plan(s), schedule, scope, specification(s), design(s), software, hardware product(s), or related system environment(s) or architecture are changed by Customer or any other person, AXION SHALL NOT BE RESPONSIBLE FOR THE CHANGE unless Customer and AXION specifically consent to the change, scheduling, and additional charges, if any, in writing.

6.              General

6.1       Nondisclosure

The parties may provide to one another information that is confidential (“Confidential Information”).  Confidential Information shall be limited to the terms and pricing under this Agreement and all information clearly identified as confidential.  Confidential Information shall not include information which: (a) is or becomes a part of the public domain through no act of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is disclosed by operation of law.  The parties agree to hold each other’s Confidential Information in confidence while the Services are being performed and for a period of three (3) years thereafter.  To the extent Recipient may be required to disclose Confidential Information in a legal proceeding, Recipient may make such disclosure provided that Recipient notifies Discloser of such requirement prior to disclosure and makes diligent efforts to avoid and/or limit disclosure, and cooperates with Discloser in seeking a protective order.

6.2       Relationship Between the Parties

AXION is an independent contractor, nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties.  Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes.  Each party will maintain appropriate worker’s compensation for its employees as well as general liability insurance.

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6.3       Mutual Non-Solicitation of Personnel

Both parties invest considerable time and effort in training and retaining its personnel.  In order to protect that investment and effort, each party agrees that it will not directly solicit, induce or attempt to induce any employee to terminate his or her employment with the other party.  Each party agrees not to hire an employee of the other party unless employee has terminated employment for a period of not less than three months. In the event that one party does hire an employee of the other party before the end of this three-month period, they will agree to immediately compensate the other party for the amount equal to one year’s salary for that employee.

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6.4       Limitation of Liability

A.         Except as a result of actions under Section 6.1, in no event shall either party be liable for any indirect, incidental, special, or consequential damages, or damages for loss of profits, revenue, data, or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages.

B.           AXION’s liability for damages hereunder shall in no event exceed the amount of fees paid by Customer, under this Agreement, pro-rated over a five-year term from the Effective Date.

C.           The provisions of this Section 6.4 allocate the risks under this Agreement between AXION and Customer.  AXION’s pricing reflects this allocation of risk and the limitation of liability specified herein.

6.5       Governing Law

This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, shall be deemed to be executed in Los Angeles, California.  If any legal action or proceeding arising out of or relating to payment of goods and services is brought by either party, the prevailing party will be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorney’s fees, costs, and expenses incurred in the action or proceeding by the prevailing party.

6.6       Jurisdiction

Any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in Orange
County, California.  AXION and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

6.7       Legal Fees

If any legal action or proceeding arising out of or relating to payment of goods or services is brought by either party, the prevailing party will be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorney’s fees, costs, and expenses incurred in the action or proceeding by the prevailing party.

6.8       Notice

All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the address listed in this Agreement to the party below:

Axion:	Attn:	Karen C. Mills

Customer:	Attn:	Charles E. Barrantes

6.9       Severability

In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

6.10          Waiver

The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.  Except for actions for nonpayment or reach of either party’s intellectual property rights, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

6.11          Force Majeure

Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or any governmental body, acts of the common enemy, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

6.12          Entire Agreement

This Agreement constitutes the complete agreement between the parties and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or

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modify this Agreement.  It is expressly agreed that any terms and conditions of Customer’s purchase order shall be superseded by the terms and conditions of this Agreement.

By execution, signer certifies that signer is authorized to accept and execute this Agreement on behalf of Axion Solutions, Inc.	By execution, signer certifies that signer is authorized to accept and execute this Agreement on behalf of CUSTOMER.

Signed by Axion Solutions, Inc. and effective on

AXION SOLUTIONS, INC.	CUSTOMER

By	By
(Authorized Signature)	(Authorized Signature)

(Print or Type Name)	(Print or Type Name)

(Title)	(Title)

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Exhibit A

To

Axion Services

Agreement

Axion Solutions, Inc.  Proprietary and Confidential

Table of Contents

PROJECT SCOPE AND APPROACH
Scope
Project approach
STEP I: Project Planning
STEP II: Define
STEP III: Model
STEP IV: Train
STEP V: Test
STEP VI: Transition
STEP VII: Go-Live
Technical and Related Scope
Modifications & Interfaces
Data Conversions
Third Party Software
Forms and Report Writing Development
Security and Menu Setup/Maintenance
System Administration Policies and Procedures
PROJECT ROLES & RESPONSIBILITIES
Project Organization and Staffing
Project Steering Committee
Earl Scheib Project Manager
Axion Project Manager
Earl Scheib Team Lead
Axion’s Consulting Team
Earl Scheib Technical Team Lead
Estimated Earl Scheib resource Commitment to Project
PROJECT TEAM TRAINING
Functional Training
Technical Training
PROJECT ASSUMPTIONS
Project Management
System Access
CHANGE MANAGEMENT
IMPLEMENTATION INVESTMENT SUMMARY
Rate Schedule

PROJECT SCOPE AND APPROACH

SCOPE

The cornerstone of successful software implementation projects is the definition and understanding of scope.  The project participants must agree on the major project objectives and on the plan necessary to implement a system that meets the objectives.  If the project scope changes, project management must again reach consensus on revised plans, timetables and costs.  Carefully defining and controlling the scope creates clarity and focus, and supports the timely completion of the project.

In this proposal, which is based on the requirements and organizational structure as communicated to Axion, during recent meetings between Axion and Earl Scheib Inc. personnel, Axion has estimated the following:

A Phased approach to the implementation of a comprehensive Supply Chain Solution:

Phase 1: PeopleSoft’s EnterpriseOne Foundation, Financials (General Ledger, Accounts Payable, Accounts Receivable, Fixed Assets) at Corporate; Point-of-Sale (Order Management), Procurement, Inventory, Work in Process and Work Order Management at the store level.

Payroll and limited Human Resources (to support payroll function) is included in this Phase as well.

Axion proposes to implement Phase 1 at Corporate and up to five “pilot” stores.  The stores, although not yet identified, will be in the greater LA area to make it logistically feasible for the participants from these locations.

After we train and test the configuration for these pilot locations, Earl Scheib’s internal team of “PeopleSoft experts” will roll the solution out to the remaining stores.  We are suggesting a “wheel spoke” approach to the rollout to the various stores around the country.  Logistically, it is difficult to train and support all the stores at the same time. We suggest a core team of internal trainers/experts that will train the store managers, who will, in turn, train anyone at the store level on the new system on a yet-to-be-determined schedule.  Our goal is to make the store functions as simple and intuitive as possible.

A future phase, not addressed in this proposal, would encompass: Centralized Warehouse & Precision Coatings: Implementation of PeopleSoft’s EnterpriseOne Inventory (including lot tracking), Procurement, Forecasting, Planning, Work Orders, Quality, PDM, Product Costing and bar coding.

PROJECT APPROACH

Axion proposes to use the following implementation approach for this project.  One of the assumptions is that we will use the “vanilla” system, utilizing the “best practices” in the EnterpriseOne software rather than modify the software to fit Earl Sheib’s current processes. The exception is at the store level, where we will use the EnterpriseOne tools to modify the forms for a simpler, cleaner look to process store quotes and orders.

Earl Scheib will have a project team who will become the internal experts.  Axion will depend on them to clarify requirements, approve the configuration, test and train on the new system.

STEP I: PROJECT PLANNING

•                  PROJECT PLANNING AND KICKOFF –

Objectives

•                  Define project expectations

•                  Confirm goals and objectives of project

•                  Determine project team and roles

Activities

•                  Establish project team and determine the roles they will play and the personnel resources that will be needed

•                  Establish a high-level project plan including project steps, stages, and order of implementation

•                  Define and confirm goals and objectives in measurable form to keep project on track

•                  Define and establish project communication and controls plan

•                  Conduct Kick-off meeting

Deliverables

•                  Project Timeline and Staffing (Microsoft Project)

•                  Issue Database (Excel Spreadsheet)

•                  Training schedule for Earl Scheib  core team (MS Word or Excel)

•                  Project team contact information (MS Word or Excel)

STEP II: DEFINE

•                  CURRENT STATE ANALYSIS –

Objectives

•                  Comprehend and document at a high-level Earl Scheib ‘s current business processes

Activities

•                  Interview key users of each functional area to gather system requirements

•                  Review at a high-level Earl Scheib’s current business processes

•                  Review business process flow documentation (if available)

Deliverables

•                  Current business processes documentation (if available)– Provided by Earl Scheib to Axion

•                  FUTURE STATE ANALYSIS -

Objectives

•                  Document the new business process requirements to be used as the process map for prototyping (system configuration design).

Activities

•                  Identify and document potential system issues and/or gaps (other than those currently identified)

Deliverables

•                  Future State business processes documentation (MS Word) (AXION OWNED)

•                  Future State acceptance signoff from Earl Scheib prior to Prototype. (AXION AND Earl Scheib)

STEP III: MODEL

•                  SYSTEM PROTOTYPE – Earl Scheib’s system is configured based on the Future State design.

Objectives

•                  Configure the software based on Earl Scheib’s business requirements.

Activities

•                  Configure system to determine and validate conceptual approach

•                  Resolve system issues

•                  Earl Scheib  team to develop test scripts for unit and integrated testing (Axion will provide template and guidance)

•                  (***Optional: Document system setup.  Design Books available at additional cost)

Deliverables

•                  System issue resolutions based on prototype (Excel) (AXION OWNED)

•                  Documented system (***Optional.  Design Books available at additional cost). (MS Word)

•                  Prototyped system (AXION OWNED)

•                  CRP Test scripts (MS Word or Excel) (AXION OWNED)

•                  Integrated CRP Test scripts (MS Word or Excel) (Earl Scheib)

•                  Training resource schedule assignment (MS Word) (Earl Scheib)

STEP IV: TRAIN

•                  INFORMAL PROJECT TEAM TRAINING – Train Earl Scheib team leads on functional and technical EnterpriseOne modules as identified in the scope.

Objectives

•                  Train Earl Scheib’s team leads to have basic proficiency in their respective focus areas.

•                  Utilize the “Train the Trainer” approach to conduct project team training.

Activities

•                  Educate project team leads respective to their specific roles on the system

•                  Train administrators in system maintenance activity

Deliverables

•                  Completed training plan agenda (MS Word) (AXION OWNED)

•                  Training assessment (MS Word) (Earl Scheib)

•                  Training acceptance signoff from Earl Scheib prior to Conference Room and Integrated Conference Room Pilot. (AXION AND Earl Scheib)

STEP V: TEST

•                  CONFERENCE ROOM PILOT & INTEGRATED CONFERENCE ROOM PILOT– Conference Room Pilot is a unit test of all modules that have been configured during the “Model” step.  Integrated Conference Room is an end-to-end test of daily business processes.

During the TEST step, both Axion and Earl Scheib will be responsible for executing the Integrated Conference Room Pilot activities.  The breakout of the schedule is as follows:

Objectives

•                  Unit and integrated testing of all the configured EnterpriseOne modules

•                  Validate data conversion programs and interfaces to third party systems

Activities

•                  Create detailed agenda outlining the steps involved in the Conference Room Pilot and Integrated Conference Room Pilot

•                  Conduct iterative testing of system using scripts

•                  Resolve configuration and/or design revisions issues arising from Conference Room Pilot and Integrated Conference Room Pilot

•                  Test data conversions, system modifications, interfaces

Deliverables

•                  Conference Room Pilot testing plan and agenda (MS Word or Excel) (AXION OWNED)

•                  Conference Room Pilot testing scripts (MS Word or Excel) (AXION OWNED)

•                  Conference Room Pilot testing assessment (AXION OWNED)

•                  Conference Room Pilot signoff from Earl Scheib prior to Integrated Conference Room Pilot. (AXION AND Earl Scheib)

•                  Integrated Conference Room Pilot testing plan and agenda (MS Word or Excel) (AXION OWNED)

•                  Integrated Conference Room Pilot testing scripts (MS Word or Excel) (Earl Scheib OWNED)

•                  Integrated Conference Room Pilot testing assessment (AXION OWNED)

•                  Integrated Conference Room Pilot signoff from Earl Scheib prior to TRANSITION step. (AXION OWNED)

STEP VI: TRANSITION

•                  TRANSITION – Earl Scheib’s configured system is prepared for Go-Live.

Objectives

•                  Transition configured and tested system to Earl Scheib.

•                  Prepare end users to use new system

Activities

•                  Final issue resolution and testing

•                  Final testing of data conversions, system modifications, interfaces

•                  Execute end user training (Earl Scheib  owned)

•                  Prepare system for Go-Live

•                  Validate Go-Live cutover plan

Deliverables

•                  Go-Live cutover plan (MS Project)

STEP VII: GO-LIVE

•                  GO LIVE - Final data conversions, interfaces, testing and training completed, the Earl Scheib  users go live on the new EnterpriseOne system.

Objectives

•                  Begin live processing on new system

Activities

•                  Final issue resolution and testing

•                  Final data conversions, system modifications, interfaces, testing and training complete

•                  Go-Live

Deliverables

•                  Live system

•                  Completion of transition to using Axion customer support system.  Signoff acceptance document from Earl Scheib.

TECHNICAL AND RELATED SCOPE:

MODIFICATIONS & INTERFACES

As a result of gathering Earl Scheib business requirements, Axion has identified the following potential modifications and interfaces.   The line items listed in the tables below are included for estimate purposes only.

Earl Scheib technical resources will assume responsibility for definition, development and testing of the reports, modifications, interfaces, and integrations with the exception of those listed below.    Any additional modifications and/or interfaces (other than those below) identified during the implementation will be handled first by (1) Earl Scheib or (2) Axion through a mutually accepted change order approved and signed by a Earl Scheib executive.

MOD. ID	MODIFICATION DESCRIPTION	FUNCTIONAL BUSINESS DESCRIPTION	NOTES

1	Estimate Entry Screen	PeopleSoft EnterpriseOne Sales Order Entry (P4210) will be customized to support entry of the estimate when a customer enters the shop.	Versions of this program will be used for initial entry, updates, payment entry, and invoice generation.

2	Customer Info Capture Screen	PeopleSoft EnterpriseOne Quick Customer Add (P01015) will be customized to capture or review new customer information.	Modifications to this form are necessary to support the Estimate Entry form and to capture customer characteristics that are unique to Earl Scheib’s business processes.

3	Vehicle Info Capture Screen	PeopleSoft EnterpriseOne Non-stock Inventory Master (P4101N) will be modified to capture or review vehicle information.	Modification to streamline the necessary information and re-label the fields for ease of use. This form will be called from Estimate Entry, but will also need its own entry point.

4	End-of-Day Work-in-Process Status Screen	PeopleSoft EnterpriseOne Order Status Update (P42040) will be modified to allow shop managers to quickly update the status of open jobs.	This program will be modified to allow status update of all lines of an order based on one line. An order header view will be created for ease of use.

5	Estimate & Invoice Forms	PeopleSoft EnterpriseOne Invoice Form (R42565) will be modified and combined with Create!form application to create the Estimate and Invoice Forms.

6	Kronos Integration	Integration to Kronos Time Keeping module may have to be mapped to the HR/Payroll application (future phase).

DATA CONVERSIONS

Axion technical resources will assist in the development of a data conversion strategy and plan. Axion will also conduct a one-day training session for Earl Scheib IT person(s) on the EnterpriseOne data conversion utility, UTC.  Axion and Earl Scheib will then convert the first iteration of the Customer Master table together as an exercise.   Subsequent conversion iterations (including fine tuning of the Customer Master) will be transitioned to Earl Scheib after the exercise is completed.

Earl Scheib will also be responsible for managing the development efforts of mapping and converting the balance of data conversions. Earl Scheib will also be responsible for the clean up and integrity of the data.  Axion suggests that any data cleanup be performed prior to conversion.  We understand Earl Scheib will provide technical resources to manage and lead the programming necessary to perform the data conversions.

THIRD PARTY SOFTWARE

Other third party software identified for this engagement is the following:

•                  Create!form for electronic forms and  signatures

•                  Vertex for payroll tax rates

•                  Q4bis for sales reporting and analysis

If Earl Scheib declines to purchase or implement the items above, there may be increased implementation costs to accommodate the requirements within the EnterpriseOne framework.

FORMS AND REPORT WRITING DEVELOPMENT

For this implementation, Earl Scheib has agreed to utilize the standard EnterpriseOne forms and reports.  However, included in this scope, Axion Solutions will provide three (3) days of formal EnterpriseOne report writer training to enable Earl Scheib IT personnel to create any needed  custom EnterpriseOne reports.

By the completion of Step I (Project Planning) the Earl Scheib project team will have identified and cataloged the forms and reports required prior to the “go live”.  These forms and reports will be correlated by Earl Scheib to the standard EnterpriseOne forms and reports within the application to determine the extent of custom development necessary.

To expedite the development process, Axion recommends that the identified Earl Scheib technical resources attend the EnterpriseOne Tools - Report and EnterpriseOne Tools - Forms training immediately.  Additional days to support forms and report writing requirements will be handled through the mutually accepted change order process.

SECURITY AND MENU SETUP/MAINTENANCE

Axion will provide Earl Scheib with basic technical training on EnterpriseOne security and menu set up.  Earl Scheib technical staff will be responsible for the structure and on-going maintenance of these activities throughout the duration of the project.

SYSTEM ADMINISTRATION POLICIES AND PROCEDURES

Earl Scheib will be responsible for defining and documenting system administration policies and procedures for the following areas:

•                  Implement Backup Disaster Recovery Strategy

•                  Implement Security and User Administration Strategy

•                  Database Administration (on-going)

•                  Object Promotion Policies

•                  Data Replication

•                  Control Table Administration

•                  Media Objects & Imaging

•                  Batch/Night Processing Strategy and Schedule

•                  EnterpriseOne System Maintenance

•                  Establish Help Desk Procedures

PROJECT ROLES & RESPONSIBILITIES

PROJECT ORGANIZATION AND STAFFING

PROJECT STEERING COMMITTEE

The Project Steering Committee is made up of Earl Scheib executives as documented on the project organization chart.  The Committee is responsible for:

•                  Approving scope changes to the system;

•                  Resolving issues related to policy and objectives;

•                  Providing high-level direction;

•                  Approving allocation of internal project resources;

•                  Reviewing the project team’s progress at a summary level as well as the overall quality of the project.

EARL SCHEIB PROJECT MANAGER

The Earl Scheib Project Manager is a resource dedicated to the project in order to manage the overall success of the project.  The Earl Scheib Project Manager will work closely with the Axion Project Manager and the Axion Team on a daily basis.  The Earl Scheib Project Manager is responsible for:

•                  Ensuring the overall success of the project

•                  Managing the project scope and budget

•                  Authorizing any and all changes to Scope of Work

•                  Monitoring the project schedule

•                  Communicating status and major issues to the Project Steering Committee

•                  Ensuring timely resolution of project issues

•                  Facilitating the change management process

•                  Ensuring the quality of deliverables being produced

•                  Coordinating the utilization and participation of resources both within the project team and those involved outside the project team.

•                  Managing internal communications to management and employees.

AXION PROJECT MANAGER

The Axion Project Manager will work directly with the Earl Scheib Project Manager in managing the day-to-day activities on the project and developing and monitoring project work-plans. The Axion Project Manager is also responsible for:

•                  Controlling project scope and identifying changes required to the Project Scope

•                  Providing direction in the implementation methodology and deliverables to the Earl Scheib  Project Manager and the various Team members

•                  Bringing ‘Best Practices’ and benchmark knowledge and experience to the project to minimize total time and increase efficiency of the project team

•                  Acquiring appropriate consulting resources in a timely fashion

•                  Reviewing deliverables per the project plan

•                  Participating in Project and Steering Committee communications

•                  Tracking and reporting the project against the budget, work-plan and schedule

EARL SCHEIB TEAM LEAD

The Team Leads are responsible for the appropriate setup and functionality of their module(s) during implementation, participating in all aspects of the project, and gaining a cross-functional knowledge base. These will become Earl Scheib’s “expert users” after Go Live. The tasks they will be responsible for are:

•                  Detailed knowledge of business requirements and processes for all required modifications, custom reports, interfaces and data conversions.

•                  Providing functional and/or technical and design direction to the Technical team where modifications, custom reports or other technical activities required in this project

•                  Defining and generating project deliverables (with guidance of Axion consultant(s))

•                  Testing modifications, interfaces and reports repeatedly

•                  Signoff of all steps of the project relating to modifications, interfaces, custom reports and data conversions: setup, programming, testing, data conversion and cut-over

•                  Set up knowledge of respective modules

•                  Identifying/resolving business process and software issues

•                  Completion of all functional team activities per the project work-plan

•                  Working with the Axion’s Consulting Team to manage functional and technical issues

•                  Testing the software repeatedly for ALL business transactions

•                  Signoff of all phases of the module’s setup, testing, data conversion and cut-over

AXION’S CONSULTING TEAM

•                  Working with the functional and technical team lead to manage and resolve issues on a day-to-day basis

•                  Execution of the detailed work-plans

•                  Setup and initial testing of all PeopleSoft EnterpriseOne modules

•                  Bringing the appropriate consulting experience, ‘Best Practices’ knowledge and applicable models to the project Consulting Team Leaders

•                  Transferring knowledge to the Earl Scheib  team leaders

•                  Defining and generating project deliverables identified in this document

EARL SCHEIB TECHNICAL TEAM LEAD

The Technical Team Leader is responsible for the day-to-day team leadership for CNC, EnterpriseOne’s system security, customizations and conversion related activities.  The Technical Team Leader is responsible for:

•                  Detailed knowledge of business requirements and processes for all required modifications, custom reports, interfaces and data conversions.

•                  Identifying/resolving technical and software issues

•                  Managing the completion of all technical team activities per the project work-plan

•                  Providing functional and/or technical and design direction to the Technical team where modifications, custom reports or other technical activities required in this project

•                  Defining and generating project deliverables (with guidance of Axion consultant(s))

•                  Testing modifications, interfaces and reports repeatedly

•                  Signoff of all steps of the project relating to modifications, interfaces, custom reports and data conversions: setup, programming, testing, data conversion and cut-over

•                  Producing weekly team status & time reports for technical team

•                  Day to day maintenance of the system/applications (e.g. patches, SARs, backup, tuning)

•                  Designing and Developing technical solutions (e.g. Data Conversion)

•                  Development, sourcing and maintenance of hardware, network and required third party software

ESTIMATED EARL SCHEIB RESOURCE COMMITMENT TO PROJECT

In an implementation, it is imperative that both Axion and Earl Scheib receive the necessary support from the Project Team and key users.  This will be a collaborative effort between Earl Scheib and Axion’s Solutions to ensure the greatest degree of success for this project.  Knowledge gained will provide the Earl Scheib team with the expertise to take on tasks for continued business improvements within EnterpriseOne.

The chart below is a representative sample of the Earl Scheib implementation team and the average percent of time they will allocate to this project.  The Project Team should be spending a minimum of 50% of their time setting up, testing and training on the new system.  They will then be responsible for training Earl Scheib’s end users.  The most successful projects have teams that have been very involved in the training and testing process.  The following Earl Scheib resource participation chart is for Phase 1:

TITLE	ROLE	FUNCTIONAL AREA	% TIME TO PROJECT	AVERAGE DAYS / WEEK
	Executive Sponsors		5%	0.25

Project Leads
	Overall Project Manager	See Description of Responsibilities	100%	5.0
	Team Lead	Financials: GL & FA	40%	2.0
	Team Lead	Financials: AP & AR	40%	2.0
	Team Lead	Sales & Ops	40%	2.0
	Team Lead	Payroll	40%	2.0
	Team Lead	CNC/ Sys Admin	40%	2.0
	Technical Lead: Data Conversion, Forms and Reports	Technical	100%	5.0

Please note that this represents an average of the time required.  Further definition of Earl Scheib project team resources may significantly impact this estimate.  Axion and Earl Scheib will refine project team resource dedication to this project during the Project planning phase of this engagement.

PROJECT TEAM TRAINING

The Earl Scheib Project Manager will be responsible for scheduling attendance at the on-site EnterpriseOne Classes identified below.

FUNCTIONAL TRAINING

•	Fast Track: Foundation	1 Day on-site

•	Fast Track: Financials	6 Days on-site

•	Fast Track: Store Sales & Ops	8 Days on-site

•	Fast Track: Payroll	4 Days on-site

The training is an average of one day per module and all classes will have a maximum of 10 students per class.  We suggest that the Earl Scheib project team members are crossed-trained.  We recommend each team lead attend all classes in a suite of Applications.  Earl Scheib may also want to include their key users in this training.

Earl Scheib will bring their project team members to a single location so that the training can be done by function and will not have to be repeated in multiple locations.  The location of the training is to be determined by Earl Scheib and Axion.

After the initial training, it is important that the Earl Scheib and users engage in “hands-on” practice with the software in the “Test/CRP” environment to achieve proficiency in the application.  Earl Scheib is required to provide each user with a working computer with EnterpriseOne deployed in a classroom environment.  End User training will be done by the Earl Scheib project team, utilizing a train-the-trainer methodology.

TECHNICAL TRAINING

Earl Scheib’s technical person(s) are required to attend the technical classes below at Axion’s training center in Irvine.

Fast Track: CNC/System Administration*	5 Days

(Hands-on class for system architecture, security, set up and maintain environments, build and deploy packages. This is critical for anyone who is in charge of system management /administration.  Training for two (2) individuals has been included in the proposal.

Fast Track: PeopleSoft EnterpriseOne Tools –Reports**	3 Days
(Introduction to EnterpriseOne report writing tool; modify existing reports, create new reports)

*  Training is included for 2 attendees.

** Training is included for up to 5 attendees in this onsite class.

PROJECT ASSUMPTIONS

PROJECT MANAGEMENT

1.               Axion will provide part-time (1 to 2 days per week) project management assistance to provide guidance to the Earl Scheib Project Managers and help oversee the activities of the Axion and Earl Scheib team members.  The Earl Scheib project manager is required to support all required project meetings, coordinate resources, facilitate issue resolution, and manage project scope and resources and otherwise support project progress.  This resource will also be the single point of contact for all project issues and the coordination of Earl Scheib/Axion resources. The Axion project manager will provide weekly status reports with accompanying Issues Log. Earl Scheib management will commit that all priority “1” issues will be resolved weekly.

2.               The full-time Earl Scheib project manager is required to support all required project meetings, coordinate resources, facilitate issue resolution, and manage project scope and resources and otherwise support project progress.  This resource will also be the single point of contact for all project issues and the coordination of Earl Scheib /Axion resources. The project manager will provide weekly status reports with accompanying Issues Log. Earl Scheib management will commit that all priority “1” issues will be resolved weekly.

3.               The implementation will be centralized and conducted at Earl Scheib headquarters in Sherman Oaks, CA.   Where required, (1) Earl Scheib will bring remote core team member to corporate for implementation activities; (2) Earl Scheib project team will handle the rollout of the new system with some limited assistance from the Axion consultants.

4.               The project will be controlled with specific deliverables at the end of each project step, requiring Earl Scheib sign-off, assuring functional expectations, meeting deadlines and controlling scope and cost.

5.               Earl Scheib departmental team leads will primarily be responsible for gathering and communicating to Axion the business requirements from the remote locations.

6.               Earl Scheib Project Team members will provide a forty-eight (48) hour response to all priority or critical path decisions. The exception will be for review and approval of the Future State documenting project scope and design. Earl Scheib has 5 business days to approve or recommend changes to this document.

7.               Axion and Earl Scheib will jointly develop, schedule, and resource-load a project work plan based on the Axion implementation strategy.  The Axion project manager will be responsible for maintenance of the project work plan.

8.               Axion will assign project team consultants with suitable business process expertise, advanced knowledge of EnterpriseOne’s features and functionality and professional skills to ensure efficient project progress and knowledge transference to the Earl Scheib team members.  These team leads will provide access to other key users from all departments and/or divisions as needed to confirm applications configuration and solution design.

9.               Earl Scheib will assign project team leads with suitable business process expertise and decision-making authority to ensure efficient project progress.  These team leads will provide access to other key users from all departments and/or divisions as needed to confirm applications configuration and solution design.

10.         Earl Scheib will ensure that Axion consultants have required (on-site and remote) access to the selected host computer system for the duration of the project.

11.         Earl Scheib will ensure that Axion consultants are provided with adequate workspace, parking and resources to successfully complete project deliverables.  Workspace and resources include, but are not limited to, desks, PCs or terminals, telephones, printers, copiers, etc.

12.         Earl Scheib technical resources will assume responsibility for definition, development and testing of the reports, modifications, interfaces, and integrations after receiving technical training.  Estimates for each Mod ID are provided (please refer to the Technical Scope section for details) in this document.  The items listed as ‘required’ in the table below must be completed and available for conference room pilot.  Any additional modifications and/or interfaces (other than those below) identified during the implementation will be handled first  by (1) Earl Scheib or (2) Axion through a mutually accepted change order approved and signed by a Earl Scheib executive.

13.         Axion will leverage the “Train-the Trainer” methodology for EnterpriseOne knowledge transfer.  During this implementation, Earl Scheib core functional team users will be trained on the new system.  The Earl Scheib core team will then be responsible for knowledge transfer and education of Earl Scheib end users.

14.         Earl Scheib will be responsible for end user training documentation.

SYSTEM ACCESS

1.               Earl Scheib is responsible for ensuring the availability and reliability of the “system”.  The “system” is defined as database, EnterpriseOne’s software, hardware, operating system, and network configuration for the duration of the project.  A technical person from the Earl Scheib team must be trained on the EnterpriseOne architecture prior to completion of Prototype phase.

2.               EnterpriseOne software will be available for use by Axion no later than the first two weeks from project initiation.

3.               Axion technical consultant is responsible for the installation of the environments below. The Earl Scheib CNC/System Administrator is responsible for administration and maintenance of these environments as needed after Prototype phase is completed.

•                  Development

•                  Prototype

•                  Conversion

•                  Production

This proposal scope includes the initial installation and technical documentation of the applications only.  This is defined as installation of the most recent version and ESUs or updates as of the initial installation date, and does not include the application of any ESUs, updates or patches issued by EnterpriseOne subsequent to this date.  Maintenance is part of ongoing CNC/Systems Administration support, which is performed by the Earl Scheib IT team.  Earl Scheib may optionally elect to contract with Axion for extended support.  This additional support is outside the scope of this proposal.

CHANGE MANAGEMENT

The purpose of defining the process for change control is to ensure communication and prevent scope changes from having an unintended impact on the project’s critical path, budget and required resources.  Using the following procedures, we can mutually reduce the risk of expanded scope:

•                  Document Required Change

•                  Determine Project Budget Impact

•                  Obtain Project Management (Earl Scheib  & Axion) Approval of Change

•                  Obtain Project Sponsor Approval of Change

•                  Update Project Plan and Budget

•                  Review Scope Definition Statement

In addition to the change management process, the Executive Steering Committee Meeting is the forum for identifying, presenting, explaining and communicating potential risks early on in the project.  This ensures Executive visibility and assistance when needed throughout the project.

Executive Steering Committee Meetings should be scheduled at a regular interval (every two weeks on Monday for example) throughout the project, as agreed upon with the client. The Axion Project Manager, the Axion Client Services Manager for the engagement, the Client Project Manager, and the Client Steering Committee members must attend all Executive Steering Committee Meetings. Additional subject matter experts may be invited to attend on an as-needed basis. Meetings are kept high-level, with a well-defined agenda. Meeting agendas are e-mailed to all attendees at least 24 hours prior to the meeting. A typical Executive Steering Committee Meeting can be directed using a power-point presentation containing the following topics:

1. Agenda

2. Gantt Chart (updated with % complete by task)

3. Net Progress

4. Next Activities

5. Net Critical Issues

a. Explanation of the Issue

b. Options for Resolution

c. Risks associated with each option

d. Risk Mitigation

6. Update on Overall Project Risks (from initial Risk Analysis)

IMPLEMENTATION INVESTMENT SUMMARY

Our proposal and summary assumes a start date of January 17, 2005 and a completion date of (TBD). Changes to either the start or completion dates may have an impact on the overall project cost which would be handled through the mutually accepted change order process.

		CNC/ Admin.Technical		Finance		OrderMgmt/Purch/ Inventory		Payroll
										Project Mgmt
Implementation Phase	# Wks	#Days Per Wk	Total $	#Days Per Wk	Total $	# Days Per Wk	Total $	# Days Per Wk	Total $	# Days Per Wk	Total $	Total Days	Grand Total
Initial Project Planning
(Functional/Technical)	1	0	$—		$—		$—	1	$1,240	1	$1,400	1	$2,640
Requirements Anal	1		$—	2	$2,480	2	$2,480	1	$1,240	1	$1,400	5	$7,600
Future State/Model	1		$—	2	$2,480	2	$2,480	3	$3,720	3	$4,200	7	$12,880
Install Software	1	2	$2,480.0		$—		$—		$—		$—	2	$2,480
Technical Training	1		$8,000.0						$—		$—	0	$8,000

Onsite Proj. Team Train	1	0		7	$9,800	8	$11,200	5	$7,000	1	$1,400	20	$29,400
Prototype	4	0.5	$2,480.0	5	$24,800	5	$24,800	5	$24,800	3	$16,800	62	$93,680
CRP	2	0.5	$1,240.0	5	$12,400	5	$12,400	5	$12,400	3	$8,400	31	$46,840
Integrated CRP	4	0	$—	5	$24,800	5	$24,800	5	$24,800	3	$16,800	60	$91,200
Readiness Assessment	2	1	$2,480.0	2	$4,960	1	$2,480	1	$2,480	2	$5,600	10	$18,000
End User Training	2		$—		$—		$—	0	$—	0	$—	0	$—
Transition	2	2	$4,960.0	2	$4,960	2	$4,960	2	$4,960	3	$8,400	16	$28,240
Post Imp. Support	4	0	$—	0	$—	0	$—	0	$—	0	$—	0	$—
CNC Support	1	2	$2,480.0	0	$—		$—		$—		$—	2	$2,480
Data Conversion	0		$—	0	$—		$—		$—		$—	0	$—
Software Modifications	8	5	$49,600.0		$—	2	$19,840		$—		$—	56	$69,440
Reports - Install base	4	5	$24,800.0		$—	1	$4,960		$—		$—	0	$29,760
Total	22	29	$98,520.0	47	$86,680	50	$110,400	43	$82,640	31	$64,400	272	$442,640

RATE SCHEDULE

The following rates will be in effect through December 31, 2005

Fee Schedule	Standard Rate	Discounted Hourly Rate
CNC/Sys Admin	$250.00	$155.00
Finance	$225.00	$155.00
Distribution	$225.00	$155.00
Manufacturing	$250.00	$155.00
Programmer	$250.00	$155.00
Project Manager	$250.00	$175.00
Principal/QA	$275.00	$195.00
Onsite Training (per Day)	$2,000.00	$1,400.00

By execution, signer certifies that signer is authorized to accept and execute this Agreement on behalf of Axion Solutions, Inc.	By execution, signer certifies that signer is authorized to accept and execute this Agreement on behalf of CUSTOMER.

Signed by Axion Solutions, Inc. and effective on

AXION SOLUTIONS, INC.	Earl Scheib, Inc.

By	By

(Authorized Signature)	(Authorized Signature)

(Print or Type Name)	(Print or Type Name)

(Title)	(Title)